Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-232262, 333-230037, 333-224885, 333-223693, 333-216587, 333-210022, 333-202596, 333-194524, 333-187711, 333-179903, 333-172166, and 333-167752), and Form S-3ASR ( No. 333-228693) of Codexis, Inc. of our reports dated February 28, 2020, relating to the consolidated financial statements and the effectiveness of Codexis, Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

San Jose, California
February 28, 2020